UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015
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Phillips Edison Grocery Center REIT II, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-55438	61-1714451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 10, 2015, Phillips Edison Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 103,268 rentable square feet located on approximately 12.8 acres of land in Alpharetta, Georgia (“Old Alabama Square”) for approximately $24.5 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Old Alabama Square was purchased from Old Alabama, LLC, a Delaware limited liability company, and Old Alabama Phase II, LLC, a Delaware limited liability company, which are not affiliated with the Company, its advisor or its sub-advisor.
At the time of acquisition, Old Alabama Square was 86% leased to 27 tenants. The Fresh Market, a leading fresh format grocery store concept, occupies 18,400 rentable square feet at Old Alabama Square. Based on the current condition of Old Alabama Square, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Old Alabama Square is adequately insured.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Date: June 15, 2015	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer